          As filed with the Securities and Exchange Commission on June 25, 1999
                                                Registration No. 333-__________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                   YAHOO! INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                   77-0398689
 (State of Incorporation)               (I.R.S. Employer Identification No.)

                             3420 CENTRAL EXPRESSWAY
                              SANTA CLARA, CA 95051
                    (Address of principal executive offices)

                             -----------------------

                         ONLINE ANYWHERE 1997 STOCK PLAN
                        ENCOMPASS, INC. STOCK OPTION PLAN
                           (Full title of the Plan(s))

                             -----------------------


                                 GARY VALENZUELA
                         SENIOR VICE PRESIDENT, FINANCE AND
                    ADMINISTRATION AND CHIEF FINANCIAL OFFICER
                             3420 CENTRAL EXPRESSWAY
                              SANTA CLARA, CA 95051
                                  408-731-3300
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------
                                    Copy to:

                                 Joshua L. Green
                                 Patrick R. Barry
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

               (Calculation of Registration Fee on following page)

----------------------------------------------------------------------------------------------------------------------
                                              CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                                        Proposed          Proposed
                                                 Maximum Amount to       Maximum          Maximum         Amount of
                                                   be Registered      Offering Price      Aggregate      Registration
     Title of Securities to be Registered                               Per Share      Offering Price        Fee
----------------------------------------------------------------------------------------------------------------------

ONLINE ANYWHERE 1997 STOCK PLAN (1)
   Common Stock,
   $0.001 par value............................    86,960 Shares        $10.55 (2)     $  917,428.00        $255.05

ENCOMPASS, INC. STOCK OPTION PLAN (3)
   Common Stock,
   $0.001 par value............................   110,003 Shares         $2.19 (2)     $  240,787.84        $ 66.94

          Total................................   196,963 Shares                       $1,158,215.84        $321.99

-----------------------
(1) Pursuant to the Agreement and Plan of Merger dated as of May 25, 1999, among Registrant, Airborne Acquisition Corporation and Online Anywhere, Registrant assumed, effective as of May 28, 1999, all of the outstanding options to purchase Common Stock of Online Anywhere under the Online Anywhere 1997 Stock Plan, and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), solely for the purpose of calculating the registration fee.

(3) Pursuant to the Agreement and Plan of Merger dated as of May 19, 1999, among Registrant, Scarlett Acquisition Corporation and Encompass, Inc. ("ENCOMPASS"), Registrant assumed, effective as of May 26, 1999, all of the outstanding options to purchase Common Stock of Encompass under the Encompass Stock Option Plan, and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (as amended April 29, 1999) (File No. 0-28018).

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (File No. 0-28018).

         (c) The Registrant's Current Reports on Form 8-K, filed with the Commission on January 13, 1999, January 29, 1999, April 5, 1999 (as amended on April 19, 1999), April 8, 1999 and June 2, 1999 (as amended on June 8, 1999) (File No. 0-28018).

         (d) Registrant's Registration Statement on Form S-4 dated April 26, 1999 (as amended April 28, 1999).

         (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 12, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.     DESCRIPTION OF SECURITIES. Not applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII of the Registrant's Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8.     EXHIBITS.


                 EXHIBIT
                 NUMBER
                 -------
                   4.1           Online Anywhere 1997 Stock Plan

                   4.2           Encompass, Inc. Stock Option Plan

                   5.1           Opinion of Venture Law Group, a Professional Corporation.

                   23.1          Consent of Venture Law Group, a Professional Corporation (included in
                                 Exhibit 5.1).

                   23.2          Consent of PricewaterhouseCoopers LLP, Independent Accountants.

                   24.1          Power of Attorney (see II-3).

Item 9.     UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Yahoo! Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 25th day of June, 1999.

                         YAHOO! INC.

                         By:     /s/ Gary Valenzuela
                                 ----------------------------------------------
                                 Gary Valenzuela, Senior Vice President,
                                 Finance and Administration and Chief
                                 Financial Officer

                         POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy Koogle and Gary Valenzuela, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                     TITLE                                DATE
              ---------                                     -----                                ----
/s/ TIMOTHY KOOGLE                        Chief Executive Officer and Director               June 25, 1999
------------------------------------        (Principal Executive Officer)
Timothy Koogle

/s/ GARY VALENZUELA                       Senior Vice President, Finance and                 June 25, 1999
------------------------------------        Administration and Chief Financial
Gary Valenzuela                             Officer (Principal Financial Officer)

/s/ JAMES J. NELSON                       Vice President, Finance (Chief Accounting          June 25, 1999
------------------------------------        Officer)
James J. Nelson

/s/ JEFF MALLETT                          President, Chief Operating Officer and             June 25, 1999
------------------------------------        Director
Jeff Mallett

/s/ ERIC HIPPEAU                          Director                                           June 25, 1999
------------------------------------
Eric Hippeau

/s/ ARTHUR H. KERN                        Director                                           June 25, 1999
------------------------------------
Arthur H. Kern

/s/ MICHAEL MORITZ                        Director                                           June 25, 1999
------------------------------------
Michael Moritz

/s/ JERRY YANG                            Director                                           June 25, 1999
------------------------------------
Jerry Yang

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER
-------
4.1      Online Anywhere 1997 Stock Plan

4.2      Encompass, Inc. Stock Option Plan

5.1      Opinion of Venture Law Group, a Professional Corporation.

23.1     Consent of Venture Law Group, a Professional Corporation (included in
         Exhibit 5.1).

23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1     Power of Attorney (see II-3).
